Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (Amendment No. 1) of our reports dated March 22, 2010, relating to the financial statements of Teucrium Trading, LLC and Teucrium Commodity Trust, and our report dated September 2, 2010, relating to the financial statement of Teucrium Natural Gas Fund, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.
Rothstein, Kass & Company, P.C.

Roseland, New Jersey
September 2, 2010